UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
      WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
     SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2000

SPS TECHNOLOGIES, INC.

(Exact name of Registrant as specified in charter)

      PENNSYLVANIA                   1-4416               23-1116110
(State or other jurisdiction (Commission file number)  (IRS employer
       of incorporation)                            identification no.)

101 GREENWOOD AVENUE, SUITE 470, JENKINTOWN, PENNSYLVANIA 19046
(Address of principal executive offices)              (Zip Code)

                     (215) 517-2000
(Registrant's telephone number, including area code)

Item 5. Other Events

     On February 3, 2000, SPS Technologies, Inc. the
     ("registrant")announced that it has entered into a definitive agreement to purchase all of the outstanding shares of Avibank
     Mfg., Inc., headquartered in Burbank,California. A copy of the press release dated February 3, 2000, issued by the registrant is attached hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

Exhibits

99.1 Press Release, dated February 3, 2000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SPS TECHNOLOGIES, INC.
     (Registrant)

/s/William M. Shockley
William M. Shockley
Vice President and
Chief Financial Officer

Date: February 3, 2000

Mr. Shockley is signing on behalf of the registrant and as the Chief
Financial Officer of the registrant.

EXHIBITS

99.1 Press Release, dated February 3, 2000

EXHIBIT 99.1

SPS ANNOUNCES AGREEMENT TO ACQUIRE AVIBANK MFG., INC.

     Jenkintown, PA - February 3, 2000 - SPS Technologies, Inc. (NYSE - ST) announced today that it has entered into a definitive agreement to purchase all of the outstanding shares of Avibank Mfg., Inc., headquartered in Burbank, California. Avibank is a leading manufacturer of latches, hold open rods, quick release pins, structural panel fasteners, self-retaining bolts and expandable fasteners for aerospace markets. Avibank, through its AVK Industrial Products Division, also manufactures threaded inserts for the automotive and industrial markets. A large number of Avibank's products are proprietary and covered by over forty active patents.

     The acquisition of Avibank represents another step in the execution of SPS's strategy of acquiring technically sophisticated, strong niche companies which are extensions of its existing businesses. For the year ended December 31, 1999, Avibank reported sales of approximately $77.5 million. The closing of the transaction is subject to regulatory approval.